UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2023

AEYE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39699	37-1827430
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Park Place, Suite 200, Dublin, California	94568
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 400-4366

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIDR	The Nasdaq Stock Market LLC
Warrants to receive one share of Common Stock	LIDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

On December 26, 2023, AEye, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to effect a one-for-thirty reverse stock split (the “Reverse Stock Split”) of the issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Reverse Stock Split became effective at 4:09 p.m. Eastern Time on December 26, 2023 (the “Effective Time”) in accordance with the terms of the Certificate of Amendment. The Company’s Common Stock began trading on a split-adjusted basis on The Nasdaq Capital Market at the opening of trading on December 27, 2023 under the new CUSIP number: 008183204. The trading symbol for the Company’s Common Stock remains “LIDR.”

As a result of the Reverse Stock Split, at the Effective Time, every thirty (30) shares of issued Common Stock were converted into one (1) issued share of Common Stock. No fractional shares will be issued as a result of the Reverse Stock Split. The Company’s transfer agent will aggregate all fractional shares that result from the Reverse Stock Split and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market. Stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive a cash payment (without interest) from the transfer agent in an amount equal to their respective pro rata share of the total proceeds of such sale, net of any brokerage and other costs incurred by the transfer agent to sell such shares.

At the Effective Time, the number of shares of Common Stock reserved for issuance under the 2021 Equity Incentive Plan, the 2014 US LADAR Inc. Equity Incentive Plan, the 2016 Stock Plan, the 2022 Employee Stock Purchase Plan, and the 2023 CEO Inducement Grant Plan (collectively, the “Plans”), as well as the number of shares subject to the then-outstanding awards under each of the Plans, was proportionately adjusted, using the one-for-thirty ratio, rounded down to the nearest whole share. In addition, the exercise price of any then-outstanding options under each of the Plans was proportionately adjusted, using the one-for-thirty ratio, rounded up to the nearest whole cent.

Proportionate adjustments were made to the number of shares of Common Stock issuable upon exercise or conversion of the Company’s outstanding warrants and convertible securities, as well as the applicable exercise or conversion prices. The Company’s publicly traded warrants will continue to be traded on the Nasdaq Capital Market under the symbol “LIDRW.” However, under the terms of the applicable warrant agreement, the number of shares of Common Stock issuable on exercise of each of the Company’s publicly traded warrants will be proportionately decreased.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 3.03 above is incorporated by this reference into this Item 5.03.

The Reverse Stock Split ratio was selected pursuant to the authority granted to the Board of Directors of the Company by stockholders at the Special Meeting of Stockholders held on December 12, 2023. A copy of the Amendment filed with the Secretary of State of the State of Delaware is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

The Company has registration statements on Form S-3 (Nos. 333-274546 and 333-267937) and registration statements on Form S-8 (File No. 333-272570, 333-270731, 333-265064, and 333-260601) on file with the Securities and Exchange Commission (the “Commission”). Commission regulations permit the Company to incorporate by reference future filings made with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offerings covered by registration statements filed on Form S-3 or Form S-8. The information incorporated by reference is considered to be part of the prospectus included within each of those registration statements. Information in this Current Report on Form 8-K is therefore intended to be automatically incorporated by reference into each of the active registration statements listed above, thereby amending them. Pursuant to Rule 416(b) under the Securities Act of 1933, as amended, the amount of undistributed shares of Common Stock deemed to be covered by the effective registration statements of the Company described above are proportionately reduced as of the Effective Time to give effect to the Reverse Stock Split.

1

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, filed on December 26, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEye, Inc.

Dated: December 29, 2023
	By:	/s/ Andrew S. Hughes
Andrew S. Hughes
Senior Vice President, General Counsel & Corporate Secretary